Exhibit 10.5
FORM OF DIRECTOR STOCK UNIT AGREEMENT
MARRIOTT VACATIONS WORLDWIDE CORPORATION
2020 EQUITY INCENTIVE PLAN
THIS AGREEMENT (the “Agreement” or “Award”) is made on <<GRANT DATE>> (the “Effective Date”) by MARRIOTT VACATIONS WORLDWIDE CORPORATION (the “Company”) and <<PARTICIPANT NAME>> (“Director”).
WITNESSETH:
WHEREAS, the Company maintains the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “Plan”);
[WHEREAS, the Director has elected to defer all or a portion of his or her Director Share Awards for the 202__ calendar year in the form of Stock Units as permitted by Section 10.2 of the Plan (“Equity Election Stock Units”);]
[and]
[WHEREAS, the Director has elected to defer all or a portion of any Fees for services during such calendar year in the form of Stock Units as permitted by Section 10.3 of the Plan (“Fee Deferral Stock Units”);]
NOW, THEREFORE, it is agreed as follows:
1. Grant of Stock Units.
Capitalized terms used and not defined herein have the meanings set forth in the Plan.
[Include if Director elected to receive Equity Election Stock Units or made no election: Subject to the terms and conditions of the Plan and Director’s acceptance of this Agreement, this award of [QUANTITY GRANTED] Stock Units is made as of the Effective Date.] [and]
[Include if Director elected to receive Fee Deferral Stock Units: Subject to the terms and conditions of the Plan and Director’s acceptance of this Agreement, an award of Stock Units shall be made as of each date on which Fees for the Current Year are payable of the number of Stock Units subject to this Agreement equal to (i) the amount of Current Year Fees deferred pursuant to Director’s Fee Deferral Election divided by (ii) the Fair Market Value of a share of Common Stock of the Company (a “Common Share”) on each date on which the Fees subject to the Fee Deferral Election would otherwise have been paid to Director, with fractional units calculated to at least three (3) decimal places. [In addition, Director shall be granted additional Stock Units pursuant to dividend equivalent units in accordance with paragraph 3.]
2. Stock Unit and Common Share Rights.
a.The Stock Units awarded under this Agreement shall be fully vested, shall be recorded in a Company book-keeping account and shall represent Director’s unsecured right to receive from the Company payment of the Stock Units in the form of the transfer of title to a number of whole Common Shares equal to the number of whole Stock Units subject to this Agreement and a cash payment equal to the value of any fractional Stock Units subject to this Agreement. The value of any fractional Stock Units subject to this Agreement shall be equal to the Fair Market Value of an equivalent fraction of a Common Share at the time payment is to be made.
b.In accordance with Section 10.3 of the Plan and Director’s election, the payment of the Stock Units subject to this Agreement shall be made as set forth in Director’s election made in accordance with the Plan and retained in the records of the Company. On the date that Stock Units are paid under this Agreement, the Company shall reverse the book-keeping entry for such Stock Units and transfer a corresponding number of Common Shares to an individual brokerage account (the “Account”) established and maintained in Director’s name. If any cash payment is due for a fractional share, such cash shall be paid by the Company directly to Director.
c.Director shall have all the rights of a stockholder with respect to such Common Shares transferred to the Account, including but not limited to the right to vote the Common Shares, to sell, transfer, liquidate or otherwise dispose of the Common Shares, and to receive all dividends or other distributions paid or made with respect to the Common Shares from the time they are deposited in the Account. Director shall have no voting, transfer, liquidation, dividend or other rights of a Common Share stockholder with respect to Stock Units prior to such time that the corresponding Common Shares are transferred to Director’s Account; provided that Director shall have dividend equivalent rights as set forth in paragraph 3.
3. Dividend Equivalents. Each Stock Unit includes one dividend equivalent unit. [As of each dividend payment date with respect to the Common Shares, Director shall be credited with an additional number of Stock Units equal to the product of (a) the per-share cash dividend payable with respect to a Common Share on such dividend payment date multiplied by the total number of Stock Units subject to this Agreement as of the close of business on the record date for such dividend, divided by (b) the Fair Market Value of a Common Share on such dividend payment date. If dividends are paid on Common Shares in a form other than cash, then such dividends shall be either notionally converted to cash or credited “in kind.”] [OR] [Within thirty (30) days after each dividend payment date with respect to the Common Shares, Director shall receive a cash payment equal to the product of (a) the per-share cash dividend payable with respect to a Common Share on such dividend payment date multiplied by (b) the total number of Stock Units then subject to this Agreement as of the close of business on the record date for such dividend. If dividends are paid on Common Shares in a form other than cash, then such dividends shall be notionally converted to cash if their value is readily determinable.]
4. Non-Assignability. This Award, and any amounts due hereunder, shall not be assignable or transferable by Director except by will or by the laws of descent and distribution.
5. Taxes. The transfer of Common Shares, pursuant to paragraph 2 above, shall be subject to the further condition that the Company may provide for the withholding of any taxes required by federal, state, or local law by reducing the number of Stock Units to be transferred to Director’s Account or by such other manner as the Committee shall determine in its discretion.
6. Interpretation. The provisions of the Plan are incorporated herein by reference and form an integral part of this Agreement. Except as otherwise set forth herein, capitalized terms used herein shall have the meanings given to them in the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. A copy of the Plan is available from the Compensation Department of the Company upon request. All decisions and interpretations made by the Committee or its delegate with regard to any question arising hereunder or under the Plan shall be binding and conclusive.
7. No Additional Rights. Benefits under this Plan are not guaranteed. The grant of Awards is a one-time benefit and does not create any contractual or other right or claim to any future grants of Awards under the Plan, nor does a grant of Awards guarantee future participation in the Plan.
8. Recapitalization or Reorganization. Certain events affecting the Common Stock of the Company and mergers, consolidations and reorganizations affecting the Company may affect the number or type of securities deliverable hereunder.
9. Amendment of this Agreement. The Board of Directors may at any time amend, suspend or terminate the Plan or this Award; provided, however, that no amendment, suspension or termination of the Plan or the Award shall adversely affect the Award in any material way without the written consent of Director.
10. Notices. Notices hereunder shall be in writing, and if to the Company, may be delivered personally to the Compensation Department or such other party as designated by the Company or mailed to its principal office at

[ADDRESS], addressed to the attention of the [TITLE AND DEPARTMENT], and if to Director, may be delivered personally or mailed to Director at his or her address set forth in the records of the Company.
11. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in paragraph 4 above and in the Plan, to the personal representatives, legatees and heirs of Director.
IN WITNESS WHEREOF, MARRIOTT VACATIONS WORLDWIDE CORPORATION has caused this Agreement to be signed by its Chief Human Resources Officer, effective as of the Effective Date.

MARRIOTT VACATIONS WORLDWIDE CORPORATION DIRECTOR

Signed Electronically